UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2012

ISLE OF CAPRI CASINOS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-20538	41-1659606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

600 Emerson Road, Suite 300, St. Louis, Missouri	63141
(Address of principal executive offices)	(Zip Code)

(314) 813-9200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.245)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On August 7, 2012, Isle of Capri Casinos, Inc. (the “Company”) completed the issuance and sale of $350 million in aggregate principal amount of its 8.875% Senior Subordinated Notes due 2020 (the “2020 Notes”) in a previously announced private offering.  The 2020 Notes are fully and unconditionally guaranteed on an unsecured senior subordinated basis, jointly and severally, by each of the Company’s domestic subsidiaries that guarantee the Company’s senior secured credit facility. The 2020 Notes were sold only to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside of the United States in compliance with Regulation S of the Securities Act.

Further, on August 7, 2012, the Company announced that it successfully completed its consent solicitation (the “Consent Solicitation”) in connection with its previously announced cash tender offer (the “Tender Offer”) for any and all of its outstanding 7% Senior Subordinated Notes due 2014 (the “2014 Notes”).  The Consent Solicitation expired at 5:00 p.m., New York City time, on August 6, 2012 (the “Consent Expiration Time”).  As of the Consent Expiration Time, the Company had received tenders and consents representing $338,218,000 in aggregate principal amount of the outstanding 2014 Notes. The amount of consents received exceeded the consents needed to amend the indenture governing the 2014 Notes. Accordingly, on August 7, 2012, the Company accepted for purchase all such 2014 Notes validly tendered as of the Consent Expiration Time and the Company, the guarantors of the 2014 Notes and U.S. Bank National Association, as trustee (the “Trustee”), executed a supplemental indenture that eliminates most of the restrictive covenants and events of default in the related indenture, as described further below.

The Company received net proceeds of $343 million from the sale of the 2020 Notes, after deducting underwriting discounts payable by it. The Company intends to use the net proceeds from the sale of the 2020 Notes, together with cash on hand, to fund (i) the Tender Offer, (ii) the redemption of any and all 2014 Notes that remain outstanding following consummation of the Tender Offer and (iii) the payment of related fees and expenses.  Any remaining proceeds will be used for general corporate purposes.

Indenture

The 2020 Notes were issued pursuant to the Indenture, dated as of August 7, 2012, among the Company, the guarantors named therein and the Trustee. A copy of the Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The 2020 Notes are general senior subordinated unsecured obligations of the Company and will mature on June 15, 2020.  Interest for the 2020 Notes is payable semi-annually on June 15 and December 15, beginning on December 15, 2012.  Each of the Company’s restricted subsidiaries that guarantees the Company’s existing credit facility, or any other credit facility to which the Company is a party, guarantee the 2020 Notes, provided that such restricted subsidiary is not otherwise prohibited from guaranteeing the 2020 Notes under applicable gaming laws or by any gaming authorities. The 2020 Notes may be guaranteed by additional subsidiaries in the future under certain circumstances. These guarantees are general senior subordinated unsecured obligations of the subsidiary guarantors.

On or after June 15, 2016, the Company may on any one or more occasions redeem all or a part of the 2020 Notes, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and special interest, if any, on the 2020 Notes redeemed, to the applicable date of redemption, if redeemed during the twelve-month period beginning on June 15 of the years indicated below, subject to the rights of holders of 2020 Notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2016	104.438%
2017	102.219%
2018 and thereafter	100.000%

Before June 15, 2016, the Company may redeem some or all of the 2020 Notes at a redemption price equal to 100% of the principal amount of each Note to be redeemed plus a make-whole premium together with accrued and unpaid interest. In addition, at any time prior to June 15, 2015, the Company may redeem up to 35% of the 2020 Notes with the net cash proceeds from specified equity offerings at a redemption price equal to 108.875% of the principal amount of each Note to be redeemed, plus accrued and unpaid interest, if any, to the date of redemption.

The Indenture contains certain covenants, including limitations and restrictions on the Company’s ability and the ability of its restricted subsidiaries to (i) incur additional indebtedness or issue preferred stock; (ii) pay dividends or make distributions on or purchase Company equity interests; (iii) make other restricted payments or investments;(iv) redeem debt that is junior in right of payment to the 2020 Notes; (v) create liens on assets to secure debt; (vi) sell or transfer assets; (vii) enter into transactions with affiliates; and (viii) enter into mergers, consolidations, or sales of all or substantially all of the Company’s assets. As of the date of the Indenture, all of the Company’s subsidiaries other than its unrestricted subsidiaries will be restricted subsidiaries. The Company’s unrestricted subsidiaries will not be subject to any of the restrictive covenants in the Indenture. The restrictive covenants set forth in the Indenture are subject to important exceptions and qualifications.

Registration Rights Agreement

In addition, on August 7, 2012, the Company entered into a Registration Rights Agreement with the guarantors named therein and Credit Suisse Securities (USA) LLC, Wells Fargo Securities, LLC and Deutsche Bank Securities Inc., as representatives of the several initial purchasers named therein. A copy of the Registration Rights Agreement is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Pursuant to the Registration Rights Agreement, the Company will use its commercially reasonable efforts to register exchange notes having substantially identical terms as the 2020 Notes under the Securities Act as part of an offer to exchange freely tradable exchange notes for the 2020 Notes. The Company will file a registration statement for the exchange offer with the Securities and Exchange Commission (the “Commission”) within 180 days of the issue date of the 2020 Notes and will use its commercially reasonable efforts to cause that registration statement to be declared effective within 240 days of the issue date of the 2020 Notes. In certain instances, the Company may be required to file a shelf registration statement relating to resales of the 2020 Notes. The Company will pay liquidated damages in the form of additional interest on the 2020 Notes if: (i) it fails to file the required registration statement on time; (ii) the registration statement is not declared effective by the Commission on time; (iii) it does not complete the offer to exchange the 2020 Notes for the exchange notes within 30 days after the date the registration statement becomes effective; or (iv) if applicable, the shelf or exchange offer registration statement is declared effective but ceases to be effective during specified periods of time in connection with certain resales of the 2020 Notes.

If a registration default described above occurs, the annual interest rate on the 2020 Notes will increase initially by 0.25% for the first 90-day period immediately following the occurrence of such registration default. The annual interest rate on the 2020 Notes will increase by an additional 0.25% for each subsequent 90 day period during which the registration default continues, up to a maximum additional interest rate of 1.0% per year over 8.875 percent. If the Company corrects the registration default, the accrual of such special interest will cease and the interest rate on the 2020 Notes will revert to the original level. If the Company must pay liquidated damages, it will pay them to holders in cash on the same dates that it makes other interest payments on the 2020 Notes, until it corrects the registration default.

First Supplemental Indenture

On August 7, 2012, the Company, the guarantors named therein and the Trustee, entered into the First Supplemental Indenture (the “First Supplemental Indenture”) amending and supplementing the indenture governing the 2014 Notes. The First Supplemental Indenture, among other things, removes substantially all of the restrictive covenants contained in the indenture, eliminates certain events of default contained therein and modifies certain other provisions thereof. A copy of the First Supplemental Indenture is filed as Exhibit 4.3 to this Current Report on Form 8-K and is incorporated herein by reference.

The descriptions and provisions of the Indenture, the Registration Rights Agreement and the First Supplemental Indenture set forth above are summaries only, are not necessarily complete and are qualified in their entirety by reference to the full and complete terms contained in the Indenture, the Registration Rights Agreement and the First Supplemental Indenture, copies of which are attached as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The 2020 Notes have not been registered under the Securities Act, any other federal securities laws or the securities laws of any jurisdiction, and until so registered, the 2020 Notes may not be offered or sold in the United States to, or for the account or benefit of, any United States person except pursuant to an exemption from the registration requirements of the Securities Act and other applicable securities laws.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 is incorporated herein by reference.

Item 8.01. Other Events.

On August 7, 2012, the Company issued a press release announcing the successful completion of its Consent Solicitation with respect to its 2014 Notes. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
4.1	Indenture, dated as of August 7, 2012, among the Company, the guarantors named therein and U.S. Bank National Association, as trustee
4.2

Registration Rights Agreement, dated August 7, 2012, among the Company, the guarantors named therein and Credit Suisse Securities (USA) LLC, Wells Fargo Securities, LLC and Deutsche Bank Securities Inc., as representatives of the several initial purchasers named therein

4.3	First Supplemental Indenture, dated as of August 7, 2012, among the Company, the guarantors named therein and U.S. Bank National Association, as trustee
99.1	Press release announcing results of the consent solicitation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ISLE OF CAPRI CASINOS, INC.

Date: August 9, 2012	By:	/s/ Edmund L. Quatmann, Jr.
	Name:	Edmund L. Quatmann, Jr.
	Title:	Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture, dated as of August 7, 2012, among the Company, the guarantors named therein and U.S. Bank National Association, as trustee
4.2

Registration Rights Agreement, dated August 7, 2012, among the Company, the guarantors named therein and Credit Suisse Securities (USA) LLC, Wells Fargo Securities, LLC and Deutsche Bank Securities Inc., as representatives of the several initial purchasers named therein

4.3	First Supplemental Indenture, dated as of August 7, 2012, among the Company, the guarantors named therein and U.S. Bank National Association, as trustee
99.1	Press release announcing results of the consent solicitation